UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2014

Date of Report

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-54654	45-2433287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3270 Florence Road, Suite 200, Powder Springs, GA 30127

(Address of Principal Executive Offices)

(770) 222-5888

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

During the period commencing December 15, 2014 through December 19, 2014, the Company issued an aggregate of 39,866,648 shares of its common stock as follows: on December 15, 2014, the Company issued 3,541,667 shares of its common stock to reduce an outstanding convertible note payable by $4,250. On December 15, 2014, the Company issued 3,800,000 shares of its common stock to reduce an outstanding convertible note payable by $3,553. On December 15, 2014, the Company issued 5,200,000 shares of its common stock to reduce an outstanding convertible note payable by $4,056. On December 16, 2014, the Company issued 5,102,040 shares of its common stock to reduce an outstanding convertible note payable by $5,000. On December 16, 2014, the Company issued 3,540,909 shares of its common stock to reduce an outstanding convertible note payable by $3,895. On December 17, 2014, the Company issued 3,540,000 shares of its common stock to reduce an outstanding convertible note payable by $3,540. On December 18, 2014, the Company issued 3,540,404 shares of its common stock in exchange to reduce an outstanding convertible note payable by $3,505. On December 18, 2014, the Company issued 5,000,000 shares of its common stock to reduce an outstanding convertible note payable by $4,675. On December 19, 2014, the Company issued 3,061,224 shares of its common stock to reduce an outstanding convertible note payable by $3,000. On December 19, 2014, the Company issued 3,540,404 shares of its common stock to reduce an outstanding convertible note payable by $3,505. The these shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

The number of shares of issuer’s common stock outstanding as of December 19, 2014 was 144,345,751.

Item 8.01 Other Events

On December 18, 2014, the Company prepaid a convertible promissory note issued to KBM Worldwide, Inc. on July 2, 2014 (the “Note”), which satisfied the Note in its entirety. The amount of the prepayment was $108,005.25, which included all principal, interest and prepayment fees owed to KBM Worldwide, Inc. under the Note.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR SMART, INC.

Date:	December 22, 2014	By:	/s/ Ryan Schadel
		Name:	Ryan Schadel
		Title:	Chief Executive Officer